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EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
of Intermet Corporation:


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58354, 33-58352, 33-57665, 33-59011) of our
report dated March 19, 1999, except as to Note 5, which is as of March 26, 1999 relating to the financial statements of Ganton Technologies, Inc., which appears in this Report on Form 8-K/A.


/S/  PricewaterhouseCoopers LLP
-------------------------------
     PricewaterhouseCoopers LLP


March 1, 2000
Chicago, Illinois